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                                                                     Exhibit 4.3

                                    [FORM OF]

                           CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND IT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS IT HAS BEEN SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                  NEPHROS, INC.
                           6% NOTE DUE AUGUST 7, 2002

$                                                                  April 8, 2002
  ---------

     NEPHROS, INC. (the "Company"), for value received, hereby promises to pay
to               , or permitted assigns (the "Payee"), on August 7, 2002, the
   --------------
principal sum of             thousand dollars ($           ), together with
                 -----------                    -----------
interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at the rate of six percent (6%) per annum, compounded semi-annually, from the date hereof.

1.   Prepayment

     The Company shall have the right to prepay all or any part of the principal amount of this Note, together with accrued interest thereon through the date of prepayment (except as provided in the following sentence), without penalty, either (x) in cash or (y) by delivery to the Payee of the number of shares of capital stock of the Company into which the principal amount of this Note to be so prepaid would then be convertible as provided Section 3 below. To the extent that the principal amount of this Note is so prepaid within 120 days after the date hereof, no interest on the principal amount so prepaid shall be due or payable. In the event that the Company determines to prepay this Note in cash, it shall provide the Payee with at least 10 days advance notice of such prepayment in order to afford the Payee the opportunity, prior to such prepayment, to convert this Note into capital stock of the Company pursuant to
Section 3 below.

2.   Events of Default

     Any of the following shall constitute an Event of Default hereunder ("Event of Default"):

          (a) the Company shall fail to make any payment of principal or interest when due hereunder;

          (b) the Company shall become insolvent or admits its inability to pay its debts as they become due, or any proceeding shall be instituted by the Company seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition or other relief with respect to it or its

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debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or any similar law now or hereafter in effect, or seeking appointment of a receiver, trustee, liquidator, custodian or other similar official for it or for any part of its property, or the Company shall consent by answer or otherwise to any such relief or to the institution of any such proceeding against it;

          (c) any proceeding is instituted against the Company seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition or other relief with respect to it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or any similar law now or hereafter in effect, or seeking appointment of a receiver, trustee, custodian, liquidator or other similar official for it or for any part of its property which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of forty-five (45) days;

          (d) a receiver, trustee, liquidator, custodian or other similar official is appointed for any part of the Company's assets; or

          (e) any assignment is made for the benefit of the Company's creditors.

     The entire unpaid principal balance of this Note, together with interest accrued thereon, shall become immediately due and payable (i) automatically upon the occurrence of any Event of Default described in clauses (b) through (e) above, or (ii) immediately upon written notice from the Payee to the Company upon the occurrence of any Event of Default described in clause (a) above.

3.   Conversion

     This Note shall be convertible on the terms set forth below into shares of the Company's Series C Convertible Preferred Stock, $.001 par value, or, at the Company's option, into shares of the Company's Series A Convertible Preferred Stock or into shares of a new class or series of the Company's capital stock having rights and preferences substantially equivalent to those of the Series C or Series A Convertible Preferred Stock (such Series C or Series A Convertible Preferred Stock or substantially equivalent capital stock of the Company, the "Conversion Stock").

          (a) The Company shall use its reasonable efforts in good faith to take such corporate and other action as may be required to authorize and permit the issuance and delivery of the Conversion Stock upon prepayment or conversion of this Note in accordance with its terms, including, without limitation, the amendment of the Company's Certificate of Incorporation (and, to the extent applicable, the Certificate of Designation, Preferences and Rights of the Series C and/or Series A Convertible Preferred Stock). After the completion of such action, the Payee shall have the right, at its option, at any time and from time to time, to convert all or any part of this Note into the number of fully paid and nonassessable shares of Conversion Stock of the Company equal to the quotient obtained by dividing (A) the principal amount of the Note then being converted by (B) the Conversion Price (as defined below), as last

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adjusted and then in effect. The conversion price per share at which shares of
Conversion Stock shall be issuable upon conversion of this Note shall be $1.00 (in each case, the "Conversion Price"), as adjusted pursuant to paragraph (c) below. The Payee may exercise the conversion right pursuant to this paragraph
(a) by delivering to the Company the Note to be converted, accompanied by written notice stating that the Payee elects to convert all or a specified portion of the principal amount of the Note and stating the name or names (with address) in which the certificate or certificates for the shares of Conversion Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the "Conversion Date").

          (b) As promptly as practicable after the conversion of any portion of this Note into Conversion Stock under paragraph (a) above, the Company shall issue and deliver to or upon the written order of the Payee, to the place designated by the Payee, a certificate or certificates for the number of full shares of Conversion Stock to which the Payee is entitled, and a cash amount in respect of any fractional interest in a share of Conversion Stock equal to the product of $1.00 multiplied by such fractional interest. The person in whose name the certificate or certificates for Conversion Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date. Upon conversion of only a portion of this Note surrendered for conversion, the Company shall issue and deliver to or upon the written order of the Payee, at the expense of the Company, a new Note representing the unconverted portion of the principal amount hereof.

          (c) The Conversion Price shall be subject to adjustment from time to time as follows:

               (i) If the Company shall, at any time or from time to time after the date hereof, issue any shares of its Series C Convertible Preferred Stock (or other class or series of its capital stock then constituting Conversion Stock) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Conversion Stock, then such Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                    (A) an amount equal to the sum of (x) the total number of
               shares of Conversion Stock outstanding on a fully diluted basis immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration (as reasonably determined by the Board of Directors of the Company in the case of any consideration other than cash) received by the Company upon such issuance; by

                    (B) the total number of shares of Conversion Stock
               outstanding on a fully diluted basis immediately after the issuance of such Conversion Stock.

               (ii) In the event of any capital reorganization of the Company, any reclassification of the stock of the Company, any stock dividend or subdivision, split-up or combination of shares, or any consolidation or merger of the Company, this Note shall thereafter be convertible into the kind and number of shares of stock or other securities or property of the Company or of the company resulting from such consolidation or

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     surviving such merger to which the holder of the number of shares of
     Conversion Stock deliverable (immediately prior to the time of such reorganization, reclassification, dividend, subdivision, split-up, combination of shares, consolidation or merger) upon conversion of this Note would have been entitled upon such event.

4.   Warrants

     Subject to completion of such corporate and other action as may be required therefor, which the Company shall use its reasonable efforts in good faith to take within 120 days after the date hereof, the Company shall issue and deliver to or upon the written order of the Payee warrants ("Warrants") to purchase for
cash an additional     shares of Conversion Stock (that is, an amount equal to
                   ---
50% of the number of shares of Conversion Stock into which this Note shall be convertible) at a warrant exercise price per share equal to the Conversion Price as adjusted from time to time pursuant to paragraph 3(c).

5.   Reservation of Shares

     The Company shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of capital stock, (A) solely for the purpose of effecting the conversion or prepayment of this Note and exercise of the Warrants, sufficient shares of Conversion Stock to provide for the conversion or prepayment of the outstanding principal amount of this Note and exercise of the Warrants, and (B) solely for the purpose of effecting the conversion of the Conversion Stock by its terms into shares of the Company's Common Stock, $.001 par value ("Common Stock"), sufficient shares of Common Stock to provide for the conversion of the Conversion Stock then outstanding or issuable upon conversion or prepayment of this Note and exercise of the Warrants.

6.   Miscellaneous

     This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

     All notices and other communications provided for under or otherwise made in connection with this Note shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, (i) if to the Company, at the Company's address at 3960 Broadway, New York, NY 10032,
Attention: Norman Barta, or at such other address as shall be designated by the Company by written notice to the Payee from time to time, and (ii) if to the
Payee, at the Payee's address at                                     , Personal
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& Confidential, or at such other address as shall be designated by the Payee by written notice to the Company from time to time. Except as otherwise provided in this Note, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answer back received or confirmed, by telex or facsimile transmission, respectively, addressed as aforesaid.

     No failure or delay on the part of the Payee in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the

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exercise of any other right, power, privilege or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges or remedies, now or hereafter existing, at law or in equity or otherwise.

     No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Company therefrom shall be effective unless the same shall be in writing and signed by the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     This Note shall be binding upon the Company and its legal representatives, successors and assigns and the terms hereof shall inure to the benefit of the Payee and his legal representatives, successors and assigns.

     The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

     This Note sets forth the entire agreement of the Company and the Payee with respect to this Note and may be modified only by a written instrument executed by the Company and the Payee.

     The Company agrees that in any action or proceeding brought on or in connection with this Note (i) the Supreme Court of the State of New York for the County of New York, or (in a case involving diversity of citizenship) the United States District Court of the Southern District of New York, shall have jurisdiction of any such action or proceeding, to which jurisdiction the Company irrevocably submits, irrevocably waiving any objection to the laying of venue in any such court and further irrevocable waiving any claim that any such action or proceeding in any such court is in an inconvenient forum, (ii) service of any summons and complaint or other process in any such action or proceeding may be made by the Payee upon the Company by registered or certified mail directed to the Company at its address referenced above, the Company hereby waiving personal service thereof, and (iii) within thirty (30) days after such mailing the Company shall appear or answer to any summons and complaint or other process, and should the Company fail to appear to answer within said thirty (30) day period, it shall be deemed in default and judgment may be entered by the Payee against the Company for the amount as demanded in any summons or complaint or other process so served.

     The Company agrees to pay all expenses reasonably incurred by the Payee in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorney's fees and disbursements.

     The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this instrument. This Note may not be negotiated, endorsed, assigned, transferred, hypothecated or pledged except with the prior written consent of the Company (which consent shall not unreasonably be withheld). In the event

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that this Note is negotiated, endorsed, assigned, transferred, hypothecated and/or pledged, the obligations of the Company hereunder shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of April 8, 2002.

                                         NEPHROS, INC.


                                         By:
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